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                                                                EXHIBIT NO. 99.6


            MASTER RETIREMENT PLAN FOR NON-INTERESTED PERSON TRUSTEES



         This Master Retirement Plan for Non-Interested Person Trustees (the "Plan"), as amended and restated on February 10, 1999, has been adopted by each of the registered investment companies identified from time to time on Exhibit A hereto (the "Trusts"), severally and not jointly, on behalf of each Trust's multiple investment portfolios or series (the "Fund" or "Funds"). The Plan has been established for the purpose of providing certain benefits to eligible Independent Trustees of the Trusts, or their beneficiaries, after termination of the Independent Trustees' services as such.

         1.  DEFINITIONS

             The following terms shall have the following meanings:

             Accrued Benefit: A benefit which is equal to the Normal Retirement Benefit calculated using an Independent Trustee's Years of Service and Annual Compensation as of the determination date.

             Actuarial Equivalent: A benefit equal in value, based on (a) an interest rate equal to the immediate annuity rate published by the Pension Guaranty Corporation for the January of the Plan Year of calculation and (b) the 1983 Individual Annuity Mortality Tables for Males.

             Annual Compensation: The average of the total compensation (retainer and meeting fees) earned (and whether paid on a current or deferred basis) by an Independent Trustee during each of the last three Plan Years preceding his termination of services as such for which he served either as an Independent Trustee or a Nonaffiliated Trustee for the entire year; provided, that if an Independent Trustee served as an Independent Trustee and/or a Nonaffiliated Trustee for fewer than three full Plan Years prior to his termination of services, there shall be taken into account his annualized compensation for the one or more most recent partial Plan Years (if any) for which he served as an Independent Trustee or a Nonaffiliated Trustee that, when aggregated with his full Plan Years, does not exceed three Plan Years.

             Disability: Disability as defined in ss.22(e)(3) of the Internal Revenue Code of 1986, as amended.

             Independent Trustee: A Trustee of a Trust who is not an "interested person" (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended) of a Trust, Massachusetts Financial Services Company, Vertex Investment Management, Inc., MFS Institutional Advisors, Inc. or any other person controlled by MFS which may become an investment adviser to a Fund (collectively "MFS") or MFS Fund Distributors, Inc. ("MFD").

             Nonaffiliated Trustee: A Trustee of a Trust who has no material business or professional relationship with a Trust, MFS, or MFD and who is subject to being declared an "interested person" solely by reason of his relationship with the Fund, MFS or MFD during the two most recently completed fiscal years of the Fund.

             Normal Retirement Benefit: An annual benefit at Normal Retirement Date equal to 5% of an Independent Trustee's Annual Compensation multiplied by the Independent Trustee's whole Years of Service, up to a maximum of ten Years of Service, payable in the Normal Form of Benefit, as defined in ss.3(g).

             Normal Retirement Date: December 31 of the Plan Year in which an Independent Trustee attains age 75.

             Plan Year: January 1 through December 31.

             Retirement: Termination of service of an Independent Trustee after having completed at least five Years of Service and having attained age 62, other than: (1) any termination by reason of death; (ii) any termination by reason of Disability, provided that any Independent Trustee who suffers a Disability and who has otherwise satisfied the requirements for Retirement shall have the right to elect whether his termination is by reason of Retirement or by reason of Disability; or (iii) any termination resulting from the Independent Trustee's willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Independent Trustee ("Misconduct").

             Year of Service: A Plan Year during which an Independent Trustee completed at least six months of service as either a Nonaffiliated Trustee or an Independent Trustee.

         2.  ELIGIBILITY

             No Trustee of a Trust shall be eligible to participate in the Plan or be entitled to any rights or benefits hereunder until the Trustee becomes an Independent Trustee. Each individual who completes any service as an Independent Trustee on or after the Effective Date of this Plan, and who so elects in such manner as the Committee determines from time to time, will be eligible to participate in the Plan.

         3.  RETIREMENT DATE; AMOUNT OF BENEFIT

             (a) Retirement. Each Independent Trustee shall retire on that
                 Independent Trustee's Normal Retirement Date, if he has not previously ceased to perform services as an Independent Trustee. Each retired Independent Trustee is referred to as a "Retired Trustee".

             (b) Normal Retirement Benefit. Upon an Independent Trustee's
                 Retirement on his Normal Retirement Date, the Independent Trustee shall receive, commencing on his Normal Retirement Date, his Normal Retirement Benefit.

             (c) Early Retirement Benefit. Upon an Independent Trustee's
                 Retirement prior to his Normal Retirement Date, the Independent Trustee shall receive an Early Retirement Benefit commencing on the Independent Trustee's date of Retirement. The benefit payable on an Independent Trustee's early Retirement shall be his Accrued Benefit reduced by 3% for every year that payment of an Early Retirement Benefit precedes that Trustee's Normal Retirement Date.

             (d) Deferred Termination Benefit. If an Independent Trustee's
                 service as such terminates, other than (i) termination as a result of his Misconduct or (ii) termination that constitutes termination by reason of his Retirement, Disability or death, after he has completed at least five Years of Service, he shall receive, commencing on the date he attains age 62, his Accrued Benefit reduced by 39%.

             (e) Disability Benefit. If an Independent Trustee's service as such terminates by reason of his Disability and, if the Independent Trustee is eligible for Retirement, he elects that his termination be treated as being by reason of Disability, he shall receive his Accrued Benefit paid for the one hundred twenty (120) months immediately following the month in which his service so terminates. In the event the Independent Trustee dies before he has received one hundred twenty (120) payments, monthly payments in the same amount shall be paid to his beneficiary until the number of payments to the Independent Trustee plus the number of payments to the beneficiary equal one hundred twenty (120) payments.

             (f) Death Benefit. Each Independent Trustee who elects to
                 participate in this Plan shall designate a beneficiary in such form as the Committee approves from time to time to receive any benefits payable under this Plan in the event of his death. In the event there is no validly designated beneficiary in existence on the date of an Independent Trustee's death, his beneficiary shall be his surviving spouse, if any, or if none, his estate. The beneficiary of an Independent Trustee who dies during service, and with respect to whom benefit payments have not commenced, shall be entitled to that Independent Trustee's Accrued Benefit paid for the one hundred twenty (120) months immediately following death.

             (g) Form of Benefit. Except as otherwise provided in thisss.3, benefits payable under thisss.3 shall be payable in the form of a monthly annuity for the life of the Independent Trustee, and, if the Independent Trustee dies before he has received one hundred twenty (120) payments, monthly payments in the same amount shall be payable to his beneficiary until the number of payments to the Independent Trustee plus the number of payments to the beneficiary equal one hundred twenty (120) payments (the "Normal Form of Benefit"). However, notwithstanding any other provision of this Section 3 to the contrary, if an Independent Trustee's beneficiary is entitled to payments under this Plan upon the Independent Trustee's death, then (i) if the Independent Trustee's beneficiary is his estate, the lump sum Actuarial Equivalent present value of those payments shall be paid to the estate in a single lump sum as soon as administratively reasonable following the Independent Trustee's death, and (ii) if the Independent Trustee's beneficiary is other than his estate, the Committee in its sole discretion may direct that the Actuarial Equivalent value of those payments be paid in such form other than the Normal Form of Benefit (including without limitation a lump sum) as it determines.

         4.  PAYMENT OF BENEFIT; ALLOCATION OF COSTS

             Each Trust or Fund is responsible for the payment of the benefits, as well as all expenses of administration of the Plan, including without limitation all accounting, legal and actuarial fees and expenses. The obligations of a Trust or a Fund to pay such benefits and expenses will not be secured or funded in any manner, and the obligations will not have any preference over the lawful claims of a Trust's or a Fund's creditors and shareholders. A Trust or a Fund shall be under no obligation to segregate any assets for the purpose of providing retirement benefits pursuant to this Plan, and to the extent that any Independent Trustee or beneficiary acquires a right to receive a benefit under the Plan, such right shall be limited to that of a recipient of an unfunded, unsecured promise to pay amounts in the future and such person's position with respect to such amounts shall be that of a general unsecured creditor of the Trust or a Fund. To the extent that a Trust consists of one or more Funds, costs and expenses will be allocated among the Funds by the Board of Trustees of the Trust (the "Board") in a manner that is determined by the Board to be fair and equitable under the circumstances.

         5.  ADMINISTRATION

             (a) The Committee. Any question involving entitlement to payments under or the interpretation or administration of the Plan will be referred to a committee (the "Committee") of Independent Trustees designated by the Board. Except as otherwise provided herein, the Committee will make all interpretations and determinations necessary or desirable for the Plan's administration, and such interpretations and determinations will be final and conclusive.

             (b) Powers of the Committee. The Committee will represent and act on behalf of a Trust in respect of the Plan and, subject to the other provisions of the Plan, the Committee may adopt, amend or repeal by-laws or other regulations, relating to the administration of the Plan, the conduct of the Committee's affairs, its rights or powers or the rights or powers of its members or of the Board. The Committee will report to the Board from time to time on its activities in respect of the Plan. The Committee or persons designated by it will cause such records to be kept as may be necessary for the administration of the Plan.

         6.     MISCELLANEOUS PROVISIONS

             (a) Rights Not Assignable. The right to receive any payment under the Plan may not be transferred, assigned, pledged or otherwise alienated.

             (b) Amendment, etc. The Committee, with the concurrence of the
                 Board, may at any time amend or terminate the Plan or waive any provision of the Plan, provided that no amendment, termination or waiver will impair the rights of an Independent Trustee to receive upon Retirement the payments which would have been made to that Independent Trustee had there been no such amendment, termination or waiver (based upon that Independent Trustee's Years of Service to the date of such amendment, termination or waiver) or the rights of a former Independent Trustee or Retired Trustee to receive any benefit due under the Plan, without the consent of such present or former Independent Trustee or Retired Trustee, as the case may be. A present or former Independent Trustee or Retired Trustee may elect to waive receipt of his benefit by so advising the Committee.

                 Notwithstanding any provision of this Plan to the contrary, however, in the event of the sale of all or substantially all of the assets of a Fund, the liquidation or dissolution of a Fund, or any merger or other similar reorganization of a Fund that the Fund does not survive:

                 (i) if although the Fund does not survive there is a surviving entity, all rights and benefits (including without limitation those of Retired Trustees) under the Plan shall cease upon consummation of such transaction, unless, and only to the extent that, the board of trustees (or other similar governing body) of the surviving entity agrees to assume the Plan and/or to provide any such rights or benefits; and

                 (ii) if there is no surviving entity, the Board shall have the right to take specific action to terminate the Plan and/or to cause any or all rights and benefits (including without limitation those of Retired Trustees) under the Plan to cease as of the date of such event but, in the absence of any such specific action, the lump sum Actuarial Equivalent present value of the Accrued Benefit of each present or former Independent Trustee or Retired Trustee (or beneficiary thereof) who on the date of liquidation is receiving or entitled to receive a benefit under the Plan or would be entitled to receive a benefit under the Plan based on his actual or deemed termination of service as of the date of such liquidation shall be paid to such person.

             (c) No Right to Re-election. Nothing in the Plan will create any obligation on the part of the Board to nominate any Independent Trustee for re-election.

             (d) Consulting. Each Retired Trustee may render such services for the Trust, for such compensation, as may be agreed upon from time to time by such Trustee and the Board of the Trust.

             (e) Construction. Whenever any masculine terminology is used in this Plan, it shall be taken to include the feminine, unless the context otherwise indicates. The titles and headings included herein are for convenience only and shall not be construed as in any way affecting or modifying the text of this Plan, which text shall control. This Plan shall be construed and regulated in accordance with the laws of The Commonwealth of Massachusetts, except to the extent such state law is preempted by federal law.

             (f) Effective Date. This Plan will become effective on January 1,
                 1991 (the "Effective Date").

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                                    EXHIBIT A

                            Dated: February 10, 1999


MFS Series Trust I on behalf of its series
     MFS Managed Sectors Fund (MMS)
     MFS Cash Reserve Fund (MCF)
     MFS Global Asset Allocation Fund (MAA)
     MFS Strategic Growth Fund (AGF)
     MFS Research Growth and Income Fund (RGI)
     MFS Core Growth Fund (CGF)
     MFS Equity Income Fund (EIF)
     MFS Special Opportunities Fund (SOF)
     MFS Blue Chip Fund (BCF)
     MFS Convertible Securities Fund (CSF)
     MFS New Discovery Fund (NDF)
     MFS Research International Fund (RIF)
     MFS Science and Technology Fund (STF)

MFS Series Trust II on behalf of its series
     MFS Emerging Growth Fund (MEG)
     MFS Large Cap Growth Fund (MCG)
     MFS Intermediate Income Fund (MIN)
     MFS Charter Income Fund (CIF)

MFS Series Trust VI on behalf of its series
     MFS Global Total Return Fund (MWT)
     MFS Utilities Fund (MMU)
     MFS Global Equity Fund (MWE)

MFS Series Trust VII on behalf of its series
     MFS Strategic Income Fund (MSI)
     MFS Global Growth Fund (WGF)

MFS Municipal Series Trust on behalf of its series
     MFS Alabama Municipal Bond Fund (MAL)
     MFS Arkansas Municipal Bond Fund (MAR)
     MFS California Municipal Bond Fund (MCA)
     MFS Florida Municipal Bond Fund (MFL)
     MFS Georgia Municipal Bond Fund (MGA)
     MFS Maryland Municipal Bond Fund (MMD)
     MFS Massachusetts Municipal Bond Fund (MMA)
     MFS Mississippi Municipal Bond Fund (MMP)
     MFS New York Municipal Bond Fund (MNY)
     MFS North Carolina Municipal Bond Fund (MNC)
     MFS Pennsylvania Municipal Bond Fund (MPA)
     MFS South Carolina Municipal Bond Fund (MSC)
     MFS Tennessee Municipal Bond Fund (MTN)
     MFS Virginia Municipal Bond Fund (MVA)
     MFS West Virginia Municipal Bond Fund (MWV)
     MFS Municipal Income Fund

MFS Government Limited Maturity Fund (MGL)
MFS Government Markets Income Trust (MGF)
MFS Intermediate Income Trust ( MIN)
MFS Charter Income Trust (MCR)
MFS Special Value Trust (MFV)